POWER OF ATTORNEY


         WHEREAS, NORTHERN STATES POWER COMPANY, a Minnesota corporation (the Company), is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement relating to the issuance of up to $300 million principal amount of First Mortgage Bonds, and one or more amendments (including Post-Effective Amendments) to said Registration Statement.

         WHEREAS, each of the undersigned holds the office or offices in the Company herein below set opposite their name respectively;

         NOW, THEREFORE, each of the undersigned hereby constitutes and appoints ARLAND D. BRUSVEN, EDWARD J. MCINTYRE and GARY R. JOHNSON, and each of them, individually, his/her attorney, with full power to act for him/her and in his/her name, place, and stead, to sign his/her name in the capacity or capacities set forth below to any registration statement or amendments thereto relating to the issuance of up to $300 million principal amount of First Mortgage Bonds.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 28th day of June, 1995.



(James J. Howard)                                      (Douglas W. Leatherdale)
James J. Howard                                        Douglas W. Leatherdale
Principal Executive Officer                            Director
  & Director


(H. Lyman Bretting)                                    (John E. Pearson)
H. Lyman Bretting                                      John E. Pearson
Director                                               Director


(David A. Christensen)                                 (G. M. Pieschel)
David A. Christensen                                   G. M. Pieschel
Director                                               Director


(W. John Driscoll)                                     (Margaret R. Preska)
W. John Driscoll                                       Margaret R. Preska
Director                                               Director


(Dale L. Haakenstad)                                   (A. Patricia Sampson)
Dale L. Haakenstad                                     A. Patricia Sampson
Director                                               Director


(Allen F. Jacobson)                                    (Edwin M. Theisen)
Allen F. Jacobson                                      Edwin M. Theisen
Director                                               Director


(Richard M. Kovacevich)                                (Edward J. McIntyre)
Richard M. Kovacevich                                  Edward J. McIntyre
Director                                               Principal Financial
                                                         Officer



(Roger D. Sandeen)
Roger D. Sandeen
Principal Accounting Officer